Exhibit 21.1
QUANTA SERVICES, INC. — SUBSIDIARIES LIST
The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary/Doing Business As	State of Incorporation/Organization
Advanced Technologies and Installation Corporation	Washington
Telecom Network Specialist
Allteck Line Contractors (USA), Inc.	Washington
Allteck Line Contractors, Inc.	British Columbia
Arby Construction, Inc.	Delaware
Austin Trencher, Inc.	Delaware
Bradford Brothers, Inc.	North Carolina
CCLC, Inc.	Delaware
CMI Services, Inc.	Florida
Conti Communications, Inc.	Delaware
DE Conti Communications, Inc.
Croce Electric Company, Inc.	Delaware
Digco Utility Construction, L.P.	Texas
Brown Engineering
Ranger Field Services
Dillard Smith Construction Company	Delaware
Driftwood Electrical Contractors, Inc.	Delaware
Maddux Communications
Environmental Professional Associates, Limited	California
Provco
Fiber Technologies, Inc.	Virginia
Myers Cable, Inc.
World Fiber
Five Points Construction Co.	Texas
Global Enercom Management, Inc.	Delaware
Golden State Utility Co.	Delaware
H.L. Chapman Pipeline Construction, Inc.	Delaware
DB Utilities
Sullivan Welding
Intermountain Electric, Inc.	Colorado
Colorado IM Electric
Grand Electric
Irby Construction Company	Mississippi
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Renaissance Construction
Western Directional
Mears Canada Corp.	Nova Scotia
Mears Engineering/LLC	Michigan
Mears Group, Inc.	Delaware
Mears Services LLC	Michigan
Mears/CPG LLC	Michigan
Mears/HDD LLC	Michigan
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Metro Underground Services, Inc. of Illinois	Illinois
Network Electric Company	Delaware
DE Network Electric Company
North Houston Pole Line, L.P.	Delaware
North Houston Pole Line Corp.
North Sky Communications, Inc.	Delaware
Sky Communications
Okay Construction Company, LLC	Delaware
PAR Electrical Contractors, Inc.	Missouri

Subsidiary/Doing Business As	State of Incorporation/Organization
Par Infrared Consultants
Riggin & Diggin Line Construction
Par Internacional, S. de R.L. de C.V.	Mexico
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction Corp.	Delaware
Potelco, Inc.	Washington
Kingston Constructors DBA Talking Sign
Services
Kuenzi Constructors
Potelco Incorporated
Professional Teleconcepts, Inc.	Illinois
JT Communications
Professional Teleconcepts, Inc.	New York
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QDE LLC	Delaware
QPC, Inc.	Delaware
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Delaware, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta International Limited	British Virgin Islands
Quanta Receivables, L.P.	Delaware
Quanta Services Contracting, Inc.	Delaware
Quanta Services Management Partnership, L.P.	Texas
Quanta Services of Canada Ltd.	British Columbia
Quanta Underground Services, Inc.	Delaware
Quanta Utility Installation Co., Inc.	Delaware
Quanta Utility Services, LLC	Delaware
Quanta Utility Services – Gulf States, Inc.	Delaware
Quanta Wireless Solutions, Inc.	Delaware
R.A. Waffensmith & Co., Inc.	Delaware
S.K.S. Pipeliners, LLC	Delaware
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southwest Trenching Company, Inc.	Texas
Spalj Construction Company	Delaware
Delaware Spalj Construction Company
Smith Contracting
Span-Con of Deerwood
Tjader & Highstrom
Throstad Brother Tiling
Wilson Roadbores
Sumter Utilities, Inc.	Delaware
Sumter Builders Construction Contracting
The Ryan Company, Inc.	Massachusetts
Eastern Communications
The Ryan Company Inc. of Massachusetts
The Ryan Company of Massachusetts
The Ryan Company Incorporated of
Massachusetts
The Ryan Company, Incorporated Electrical
Contractors
Ryan Company Inc. (The)
Tjader, L.L.C.	Delaware
TNS-VA, LLC	Delaware
Tom Allen Construction Company	Delaware
TA Construction
Total Quality Management Services, LLC	Delaware
Trans Tech Electric, L.P.	Texas

Subsidiary/Doing Business As	State of Incorporation/Organization
Trans Tech Electric, Limited Partnership
Trawick Construction Co.	Florida
TTGP, Inc.	Delaware
TTLP, Inc.	Delaware
TTM, Inc.	North Carolina
Underground Construction Co., Inc.	Delaware
Delaware Underground Construction Co.
Maryland Underground Construction Co., Inc.
Underground Construction Co., Inc. (Delaware)
Utility Line Management Services, Inc.	Delaware
VCI Telcom, Inc.	Delaware
W.C. Communications, Inc.	Delaware
West Coast Communications